UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2012

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders was held on May 15, 2012. As of March 6, 2012, the record date for the annual meeting, there were 68,029,476 shares of common stock outstanding and entitled to vote. At the annual meeting, 63,569,115 shares, or approximately 93% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1. Proposal 1 to elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

		Withheld/	Broker
Name	For	Abstentions	Non-votes
Archie Bennett Jr.	51,217,012	903,714	11,448,389
Monty J. Bennett	51,684,068	436,658	11,448,389
Benjamin J. Ansell, M.D.	50,542,187	1,578,539	11,448,389
Thomas E. Callahan	51,694,387	426,339	11,448,389
Martin L. Edelman	51,701,741	418,985	11,448,389
W. Michael Murphy	50,842,795	1,277,931	11,448,389
Philip S. Payne	50,858,931	1,261,795	11,448,389

2. Proposal 2 to ratify the appointment of Ernst & Young LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2012. This proposal was approved by the votes indicated below:

			Broker
For	Against	Abstain	Non-votes
63,009,807	453,641	105,667	—

3. Proposal 3 non-binding advisory vote on the compensation of the Company's named executive officers:

			Broker
For	Against	Abstain	Non-votes
37,092,308	14,932,385	96,033	11,448,389

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2012

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel